UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2006

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 700
San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

On November 27, 2006, Quantum Corporation (the “Company”) amended its Credit Agreement (the “First Lien Credit Agreement”), dated August 22, 2006, with certain lenders party thereto and KeyBank National Association (“KeyBank”), as Administrative Agent and Letter of Credit Issuer, and its Term Loan Agreement (the “Second Lien Term Loan Agreement”, and together with the First Lien Credit Agreement, the “Credit Facilities”) with certain lenders party thereto and KeyBank National Association, as Administrative Agent, pursuant to (i) the First Amendment to the First Lien Credit Agreement, among the Company, KeyBank as Administrative Agent and Letter of Credit Issuing Lender and certain lenders party thereto, and (ii) the First Amendment to the Second Lien Term Loan Agreement, among the Company, KeyBank, as Administrative Agent and certain lenders party thereto (together, the “Amendment Documents”).

The Amendment Documents amended the Credit Facilities to, among other things

           ●   adjust the minimum fixed charge coverage ratio requirements in both Credit Facilities;

           ●   adjust the maximum leverage ratio and maximum senior leverage ratio in Second Lien Term Loan Agreement;

           ●   prohibit prepayment of amounts outstanding under the Second Lien Term Loan Agreement until one year after August 22, 2007 and adjust the prepayment penalties for the periods after that date; and

           ●   under the Second Lien Term Loan Agreement, increase the margin applicable to the Base Rate Loans to 6.75% and the margin applicable to the LIBOR Loans to 8.25%, provided that if at any time the second lien debt achieves a Moody’s rating of B3 (stable) or better, the Base Rate and LIBOR rate will return to 6.00% and 7.50%, respectively.

The Company also entered into a letter agreement with KeyBank, dated November 27, 2006, (the “Side Letter”) pursuant to which KeyBank agreed that it has no further right to require modifications of the Credit Facilities in order to complete syndication in exercise of its rights granted by the Commitment Letter, dated April 27, 2006, between the Company and KeyBank, which is further described in the Company’s 8-K filed May 5, 2006.

The foregoing description of the Amendment Documents and the Side Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment Documents and the Side Letter attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which exhibits are incorporated herein by reference

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits

(d)	Exhibits

	10.1	First Amendment to Credit Agreement, dated as of November 27, 2006, by and among Quantum Corporation, the lenders from time to time party thereto, and KeyBank National Association.

	10.2	First Amendment to Term Loan Agreement, dated as of November 27, 2006, by and among Quantum Corporation, the lenders from time to time party thereto, and KeyBank National Association.

	10.3	Side Letter, dated as of November 27, 2006, between Quantum Corporation and KeyBank National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ Shawn D. Hall
Shawn D. Hall Vice President, General Counsel and Secretary

Dated:    November 30, 2006

EXHIBIT INDEX

Exhibit

Description

10.1	First Amendment to Credit Agreement, dated as of November 27, 2006, by and among Quantum Corporation, the lenders from time to time party thereto, and KeyBank National Association.

10.2	First Amendment to Term Loan Agreement, dated as of November 27, 2006, by and among Quantum Corporation, the lenders from time to time party thereto, and KeyBank National Association.

10.3	Side Letter, dated as of November 27, 2006, between Quantum Corporation and KeyBank National Association.